UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2015

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	777 Old Saw Mill River Road, Tarrytown, New York	10591
	(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquistion or Disposition of Assets.

      On October 13, 2015, Progenics Pharmaceuticals, Inc. (the "Company") announced a cash offer conducted under the laws of Sweden to the shareholders of EXINI Diagnostics AB (publ) ("EXINI") to acquire the outstanding shares of EXINI for SEK 3.15 in cash per share (the "Offer").  On November 27, 2015, settlement took place for shares tendered during the extended acceptance period for the Offer.  Following the settlement, the Company controlled a total of 17,794,850 shares of EXINI, corresponding to 96.81% of the total EXINI shares.  The total aggregate purchase price of approximately $7 million USD was funded from the Company's cash on hand.  The Company has initiated a compulsory redemption of the remaining shares in EXINI, as required under Swedish law in order to complete the acquisition of EXINI by acquiring any EXINI shares not tendered in the Offer.  The purchase of the remaining untendered shares is expected to take place in 2016.

A copy of the Company's press release dated November 24, 2015, which previously announced the foregoing, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ PATRICK FABBIO
Patrick Fabbio
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: December 28, 2015